UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	91-1506719
(State or other jurisdiction of incorporation or organization)	(IRS Employer I.D. No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089
(Street address of principal executive offices Zip Code)

Registrant's telephone number: (206) 623-1635

TABLE OF CONTENTS

Item 5. Other Events

Item 7. Financial Statements and Exhibits

SIGNATURES

Exhibit 99.1

Item 5. Other Events

Todd Pacific Shipyards Corporation ("Todd Pacific" or the "Company") announced today that it has been awarded a five-year contract with the United States Navy ("Navy") to provide long-term overhaul and maintenance to the NIMITZ CLASS aircraft carriers (CVN) homeported in Puget Sound.  The contract consists of multiple contract options for planned incremental availabilities (PIA's), docking planned incremental availabilities (DPIA's) and continuous maintenance and upkeep for the USS LINCOLN (CVN-72), USS STENNIS (CVN-74), USS NIMITZ (CVN-68) and USS VINSON (CVN-70) when they are in Puget Sound. The work to be performed includes all types of non-nuclear ship repair, alteration and maintenance. All on-board work will be accomplished by the Todd Pacific workforce at Puget Sound Naval Shipyard in Bremerton, Washington, or Naval Station Everett.

The work will be performed under a cost-plus-award-fee-with-performance-incentive-fee contract and represents the second contract for aircraft carrier maintenance awarded to Todd Pacific. The first such contract, recently expired, was awarded in 1999.  Todd Pacific will be supported in this effort by various regional suppliers and subcontractors.  Significant support will be provided by the Company's two teaming partners for this contract, Pacific Ship Repair and Fabrication ("PacShip") and AMSEC LLC ("AMSEC").

The first significant availability is a DPIA on the USS STENNIS currently scheduled to begin in February 2005. In the interim, Todd Pacific will continue to provide maintenance and upkeep on the aircraft carriers in Puget Sound as directed by the customer. The estimated total value of all options, if exercised by the Navy, is approximately $133 million.  There is no assurance that all options will be exercised, in whole or in part.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99-1 Press Release dated April 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2004.

/s/ MICHAEL G. MARSH

By: Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel